Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Reformation Inc. of our report dated March 27, 2026, except for the effects of the stock split discussed in Note 19 to the consolidated financial statements, as to which the date is July 13, 2026, relating to the financial statements, which appears in Reformation Inc.'s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-297039).

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
July 29, 2026

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